Exhibit 23.1

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-3042 of UnionBanCal Corporation on Form S-8 of our report dated October 22, 2003 appearing in this Annual Report on Form 11-K of the Union Bank of California, N.A. 401(k) Plan and Trust for the year ended December 31, 2002.


/S/ DELOITTE & TOUCHE LLP

San Francisco, California
October 23, 2003